Exhibit 77(q)(1)(e)(2)

                         AMENDED AND RESTATED SCHEDULE A

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                               USLICO SERIES FUND

                                       and

                              ING INVESTMENTS, LLC

                                          Annual Investment Management Fee
                                          --------------------------------
Series                             (as a percentage of average daily net assets)
------

The Asset Allocation Portfolio     0.50% of the first $100 million
                                   0.45% of the assets in excess of $100 million

The Bond Portfolio                 0.50% of the first $100 million
                                   0.45% of the assets in excess of $100 million

The Money Market Portfolio         0.50% of the first $100 million
                                   0.45% of the assets in excess of $100 million

The Stock Portfolio                0.50% of the first $100 million
                                   0.45% of the assets in excess of $100 million